UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2007

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 7, 2007, our Board of Directors amended Article V of our bylaws to provide us with the ability to issue uncertificated shares of our common stock as required by The New York Stock Exchange. Our ability to issue uncertificated shares enables us to participate in the direct registration system administered by The Depository Trust Company. The direct registration system will allow our stockholders to have shares of our common stock registered in their names without the issuance of physical certificates and will give our stockholders the ability to electronically transfer shares to brokers in order to effect transactions without the need to transfer physical certificates. Stockholders will still be entitled to stock certificates if they so request in writing.

The full text of our bylaws, as amended and restated to include these amendments, is attached as Exhibit 3.2 to this Form 8-K and Article V of our amended and restated bylaws is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

November 9, 2007	By:	Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer, and Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of MarineMax, Inc. (as of November 7, 2007)